Exhibit 24.1

POWER OF ATTORNEY

The undersigned directors of Sky Financial Group, Inc. hereby authorize and appoint Marty E. Adams, Chairman, President and CEO, and/or Kevin T. Thompson, Executive Vice President and CFO, as our agents, as attorneys-in-fact, with full power to act for us and all of us, for the purpose of subscribing our names to the Form 10-K thereof to be filed with the Securities and Exchange Commission, and for the purpose of making any changes or amendments necessary or desirable to such documents and to any documents ancillary thereto, with the same powers and to the same effect as we may do if personally present.

Signed in counterpart and dated this 17th day of January, 2007.

/s/ George N. Chandler II	/s/ Robert C. Duvall
George N. Chandler II	Robert C. Duvall

/s/ Marylouise Fennell	/s/ D. James Hilliker
Marylouise Fennell	D. James Hilliker

/s/ Fred H. Johnson III	/s/ Jonathan A. Levy
Fred H. Johnson III	Jonathan A. Levy

/s/ Gerard P. Mastroianni	/s/ Gregory L. Ridler
Gerard P. Mastroianni	Gregory L. Ridler

/s/ Emerson J. Ross, Jr.	/s/ C. Gregory Spangler
Emerson J. Ross, Jr.	C. Gregory Spangler

/s/ Joseph N. Tosh II	/s/ R. John Wean III
Joseph N. Tosh II	R. John Wean III